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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP

          1201 THIRD AVENUE, SUITE 4800, SEATTLE, WASHINGTON 98101-3099
                 TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                                 March 15, 2002

Puget Energy, Inc.
411-108th Avenue N.E.
Bellevue, WA  98004-5515

     Re: Registration Statement on Form S-8 of Shares of Common Stock, Par Value $0.01 Per Share, of Puget Energy, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Puget Energy, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which the Company is filing with the Securities and Exchange Commission with respect to 260,000 shares of Common Stock which may be issued pursuant to the exercise of two nonqualified stock options granted to Stephen P. Reynolds on January 7, 2002 by the Company's board of directors. One Nonqualified Stock Option Grant Notice/Agreement is for 110,000 shares and the other is for 150,000 shares (collectively, the "Option Grant Agreements").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that the shares to be issued pursuant to the Option Grant Agreements have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the issuance thereof by the Company in accordance with the terms of the Option Grant Agreements and the receipt of consideration, if any, therefor in accordance with the terms of the Option Grant Agreements, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Perkins Coie LLP